Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2021 Financial Results

IP Optical Networks new customer wins and strong profitability in Cloud & Edge

Global supply chain constraints affected in-quarter revenue

October 27, 2021

Conference Call Details

Conference call to discuss the Company’s financial results for the third quarter ended September 30, 2021 on October 27, 2021, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  October 27, 2021
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until November 10, 2021 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13723100.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real-time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced its financial results for the third quarter of 2021.

For the first nine months of 2021, sales increased by 2%, Adjusted EBITDA increased 14% and Non-GAAP diluted earnings per share increased 29% versus 2020 (GAAP loss per share increased by $0.291). Revenue for the third quarter of 2021 was $210 million, impacted by approximately $9.5 million related to supply chain constraints in the quarter.

“We’re excited by our recent IP Optical Networks wins and growth prospects as our funnel of opportunities strengthen and benefit from the breadth of existing Ribbon relationships with customers,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “We believe these customer wins, along with accelerating investments in fiber networks and 5G technology, position Ribbon for strong growth in 2022 and beyond. While revenues this quarter were impacted by supply chain constraints, we believe our IP Optical product book to revenue ratio of 1.17 times demonstrates growing demand.”

Financial Highlights1, 2

The following table summarizes the consolidated financial highlights for the three and nine months ended September 30, 2021 and 2020 (in millions, except per share amounts).

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP Revenue	$210	$231	$614	$600
GAAP Net income (loss)	$(59)	$6	$(81)	$(35)
Non-GAAP Net income	$16	$22	$48	$34
GAAP Income (loss) per share	$(0.40)	$0.04	$(0.55)	$(0.26)
Weighted average shares outstanding for GAAP income (loss) per share	148	152	147	137
Non-GAAP diluted earnings per share	$0.11	$0.14	$0.31	$0.24
Diluted weighted average shares outstanding for Non-GAAP diluted earnings per share	154	152	155	141
Non-GAAP Adjusted EBITDA	$32	$43	$94	$82

1 GAAP Net income and GAAP Diluted earnings per share for the three months and nine months ended September 30, 2021 include $0.9 million and $3.6 million, respectively, of paid-in-kind interest income earned on the convertible debentures received as consideration from the sale of our Kandy Communications business to American Virtual Cloud Technologies (“AVCT”).  The interest income is included in Interest expense, net, and the remeasurement losses and gains are included in Other (expense) income, net. The remeasurement (gains) losses were calculated using valuation methods in accordance with accounting guidance. Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other (expense) income, net, and could materially impact the Company’s quarterly results. Year-to-date GAAP EPS was negatively impacted by $0.46 attributable to the remeasurement loss of our investment in AVCT.

2 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

1

Cash, cash equivalents and restricted cash was $104 million at September 30, 2021, compared with $115 million at June 30, 2021, due in part to an increase of $16 million in accounts receivable. The GAAP Net loss of $59 million in the third quarter of 2021 includes a $56 million non-cash loss associated with the quarterly mark-to-market of our investment in AVCT from the sale of our Kandy Communications business.

“Our Cloud & Edge business continued to generate strong profitability in the quarter, while we expand our investment in our IP Optical Networks portfolio to address the growing tier 1 service provider opportunity pipeline. We believe this investment will generate future returns as we execute on our cross-sell strategy. We remain confident in the Company’s direction as we navigate the impact of supply chain constraints,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Customer and Company Highlights

▪	Solid performance despite supply chain disruptions

o	2% year-to-date YoY revenue growth

o	14% year-to-date YoY Adj. EBITDA growth

o	Approximately $9.5 million of shipments delayed to 4Q21 and approximately $3 million in expedited shipping and cost increases in 3Q21

▪	Building momentum with new IP Optical Networks wins and 1.17x product book to revenue in the quarter

o	Viaero Wireless and Viaero Fiber Networks (top 10 mobile network operator) have selected Ribbon's IP Optical portfolio to upgrade their network from microwave and leased services to fiber connectivity

o	Dakota Central deployed Apollo and Neptune platform to upgrade their broadband network with increased capacity and 5G backhaul capabilities

o	Megafon (2nd largest mobile operator in Russia) selected Apollo DWDM platform

o	Leading Swiss utility provider selected Ribbon products including Muse platform and network slicing technology

o	Largest European rail network operator implemented Apollo DWDM based backbone

o	Introduced new version of Muse featuring enhanced traffic optimization capability and zero-touch provisioning

▪	Cloud & Edge continues to generate strong and steady profitability with 32% Adjusted EBITDA margin

o	Strong demand for Voice over IP Network Transformation solutions growing 25% year-to-date YoY

o	Higher software mix (68% of product revenue) contributed to segment gross margin of 67% in 3Q21

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the fourth quarter of 2021, the Company projects revenue of $240 million to $260 million, non-GAAP gross margin of 58%, non-GAAP diluted earnings per share of $0.13 to $0.17, and Adjusted EBITDA of $45 million to $51 million. The current outlook assumes no worsening of conditions related to the COVID-19 pandemic or supply chain disruptions.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

•	November 18, 2021 - Ribbon Spotlight virtual event series to showcase the latest strategic growth opportunities and technology: “IP Wave” for IP Optical Networks and “Telco Cloud” for Cloud and Edge

•	November 15 –18, 2021 – Needham Virtual Security, Networking & Communications Conference (virtual presentation and one-on-one institutional investor meetings).

•	December 7 – 8, 2021 – Barclays Global Technology, Media and Telecommunications Conference (virtual one-on-one institutional investor meetings).

•	December 13, 2021 – Cowen’s 12 Days of Networking Series (virtual one-on-one institutional investor meetings).

•	January 10 – 14, 2022 – Needham Growth Conference (virtual presentation and one-on-one institutional investor meetings).

About Ribbon
Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

2

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, projected financial results for the fourth quarter 2021 and beyond, sales trends, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that we will not realize estimated cost savings and/or anticipated benefits from the acquisition of ECI; failure to realize anticipated benefits from the sale of our Kandy Communications business (“Kandy”) or declines in the value of our ongoing investment in AVCT, the purchaser of the Kandy Communications business; unpredictable fluctuations in quarterly revenue and operating results; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions; the impact of restructuring and cost-containment activities; litigation; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; and failure or circumvention of our controls and procedures.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Our management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. By continuing operations, we mean the ongoing results of our business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

While our management uses non-GAAP financial measures as tools to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

3

Acquisition-Related Inventory Adjustment

Acquisition-related inventory adjustment amounts are inconsistent in frequency and amount and are significantly impacted by the then-current market prices of such inventory items. We believe that excluding non-cash inventory adjustments arising from acquisitions facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the inventory had been acquired by us through our normal channels rather than in connection with our acquired businesses.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and our core operating performance.

Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

We have been involved in litigation with a former GENBAND business partner and have reached settlement with the other party. We exclude the costs of such litigation because we believe such costs are not part of our core business or ongoing operations.

Acquisition-, Disposal- and Integration-Related Expense

We consider certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. We exclude such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Sale of Business

On May 12, 2021, we sold our Qualitech business, which we had acquired as part of the ECI Acquisition, to Hermon Laboratories, Ltd. As consideration, we received $2.9 million of cash and recorded a gain on the sale of $2.8 million. We exclude this gain because we believe that such gains are not part of our core business or ongoing operations.

4

Interest Income on Debentures

We recorded paid-in-kind interest income on the debentures received as consideration from the sale of our Kandy Communications business (the “Debentures”), which increased their fair value. We exclude this interest income because we believe that such a gain is not part of our core business or ongoing operations.

Decrease (Increase) in Fair Value of Investments

We calculate the fair values of the Debentures and the Warrants received as consideration from the sale of our Kandy Communications business (the “Warrants”) (prior to September 8, 2021) and the shares of AVCT common stock and Warrants (effective September 8, 2021) at each quarter-end and record any adjustments to their fair values in Other (expense) income, net. We exclude these and any subsequent gains and losses from the change in fair value of this investment because we believe that such gains or losses are not part of our core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

Non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. Non-GAAP income tax expense assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. We are reporting our non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to our consolidated quarterly results. We expect that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on our results. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from Income (loss) from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition-related inventory adjustments; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, we exclude the expenses that we consider to be non-cash and/or not part of our ongoing operations. We may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

5

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Revenue:
Product	$111,726	$113,129	$128,926
Service	98,672	98,081	102,192
Total revenue	210,398	211,210	231,118

Cost of revenue:
Product	53,494	46,641	58,545
Service	36,576	36,142	37,619
Total cost of revenue	90,070	82,783	96,164

Gross profit	120,328	128,427	134,954

Gross margin:
Product	52.1%	58.8%	54.6%
Service	62.9%	63.2%	63.2%
Total gross margin	57.2%	60.8%	58.4%

Operating expenses:
Research and development	49,132	46,797	49,113
Sales and marketing	36,113	34,881	36,898
General and administrative	12,148	12,734	16,021
Amortization of acquired intangible assets	17,221	17,181	16,349
Acquisition-, disposal- and integration-related expense	1,955	1,052	1,366
Restructuring and related expense	1,767	2,830	3,290
Total operating expenses	118,336	115,475	123,037

Income from operations	1,992	12,952	11,917
Interest expense, net	(2,969)	(3,048)	(6,854)
Other (expense) income, net	(57,702)	17,180	407

(Loss) income before income taxes	(58,679)	27,084	5,470
Income tax (provision) benefit	(752)	(3,843)	782

Net (loss) income	$(59,431)	$23,241	$6,252

(Loss) earnings per share:
Basic	$(0.40)	$0.16	$0.04
Diluted	$(0.40)	$0.15	$0.04

Weighted average shares used to compute (loss) earnings per share:
Basic	148,184	147,467	144,948
Diluted	148,184	154,160	151,680

6

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2021	2020
Revenue:
Product	$322,744	$325,687
Service	291,636	273,906
Total revenue	614,380	599,593

Cost of revenue:
Product	144,580	145,103
Service	110,498	105,745
Total cost of revenue	255,078	250,848

Gross profit	359,302	348,745

Gross margin:
Product	55.2%	55.4%
Service	62.1%	61.4%
Total gross margin	58.5%	58.2%

Operating expenses:
Research and development	143,339	143,204
Sales and marketing	108,212	101,767
General and administrative	40,435	48,320
Amortization of acquired intangible assets	50,225	45,352
Acquisition-, disposal- and integration-related expense	4,204	14,607
Restructuring and related expense	10,547	10,726
Total operating expenses	356,962	363,976

Income (loss) from operations	2,340	(15,231)
Interest expense, net	(11,836)	(15,649)
Other expense, net	(65,970)	(2,844)

Loss before income taxes	(75,466)	(33,724)
Income tax provision	(5,411)	(1,445)

Net loss	$(80,877)	$(35,169)

Loss per share:
Basic	$(0.55)	$(0.26)
Diluted	$(0.55)	$(0.26)

Weighted average shares used to compute loss per share:
Basic	147,204	136,837
Diluted	147,204	136,837

7

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$101,212	$128,428
Restricted cash	2,543	7,269
Accounts receivable, net	235,710	237,738
Inventory	44,789	45,750
Other current assets	34,399	28,461
Total current assets	418,653	447,646

Property and equipment, net	48,557	48,888
Intangible assets, net	367,131	417,356
Goodwill	416,892	416,892
Investments	50,439	115,183
Deferred income taxes	10,673	10,651
Operating lease right-of-use assets	54,446	69,757
Other assets	19,834	20,892
	$1,386,625	$1,547,265

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$15,531
Accounts payable	63,253	63,387
Accrued expenses and other	94,021	134,865
Operating lease liabilities	17,848	17,023
Deferred revenue	89,553	96,824
Total current liabilities	284,733	327,630

Long-term debt, net of current	354,778	369,035
Operating lease liabilities, net of current	58,609	72,614
Deferred revenue, net of current	21,618	26,010
Deferred income taxes	13,477	16,842
Other long-term liabilities	39,862	48,281
Total liabilities	773,077	860,412

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,870,711	1,870,256
Accumulated deficit	(1,259,353)	(1,178,476)
Accumulated other comprehensive income (loss)	2,175	(4,942)
Total stockholders' equity	613,548	686,853
	$1,386,625	$1,547,265

8

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(80,877)	$(35,169)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	12,684	12,754
Amortization of intangible assets	50,225	45,352
Amortization of debt issuance costs	4,227	4,915
Stock-based compensation	14,411	10,167
Deferred income taxes	(3,295)	(2,455)
Gain on sale of business	(2,772)	-
Decrease in fair value of investments	64,745	-
Reduction in deferred purchase consideration	-	(69)
Foreign currency exchange losses	3,235	3,162
Changes in operating assets and liabilities:
Accounts receivable	1,892	42,489
Inventory	253	6,285
Other operating assets	11,303	36,416
Accounts payable	2,194	(54,489)
Accrued expenses and other long-term liabilities	(58,661)	10,143
Deferred revenue	(11,665)	(14,253)
Net cash provided by operating activities	7,899	65,248

Cash flows from investing activities:
Purchases of property and equipment	(14,279)	(18,685)
Business acqusitions, net of cash acquired	-	(346,852)
Proceeds from sale of business	2,944	-
Proceeds from the sale of fixed assets	-	43,500
Net cash used in investing activities	(11,335)	(322,037)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	615
Principal payments on revolving line of credit	-	(8,615)
Proceeds from issuance of term debt	74,625	478,500
Principal payments of term debt	(87,161)	(131,279)
Principal payments of finance leases	(736)	(971)
Payment of debt issuance costs	(789)	(14,065)
Proceeds from the exercise of stock options	24	29
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(13,980)	(1,196)
Net cash (used in) provided by financing activities	(28,017)	323,018

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(489)	24

Net (decrease) increase in cash, cash equivalents and restricted cash	(31,942)	66,253
Cash and cash equivalents, beginning of year	135,697	44,643
Cash, cash equivalents and restricted cash, end of period	$103,755	$110,896

9

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Stock-based compensation
Cost of revenue - product	$96	$93	$57	$216	$123
Cost of revenue - service	492	469	204	1,196	493
Cost of revenue	588	562	261	1,412	616

Research and development	1,223	1,160	868	3,010	2,164
Sales and marketing	1,581	1,752	1,189	5,207	2,952
General and administrative	1,169	1,316	1,651	4,782	4,435
Operating expense	3,973	4,228	3,708	12,999	9,551

Total stock-based compensation	$4,561	$4,790	$3,969	$14,411	$10,167

10

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2021	2021	2020
GAAP Total gross margin	57.2%	60.8%	58.4%
Acquisition-related inventory adjustment	0.0%	0.0%	0.9%
Stock-based compensation	0.3%	0.3%	0.1%
Non-GAAP Total gross margin	57.5%	61.1%	59.4%

GAAP Net (loss) income	$(59,431)	$23,241	$6,252
Acquisition-related inventory adjustment	-	-	2,000
Stock-based compensation	4,561	4,790	3,969
Amortization of acquired intangible assets	17,221	17,181	16,349
Acquisition-, disposal- and integration-related expense	1,955	1,052	1,366
Restructuring and related expense	1,767	2,830	3,290
Gain on sale of business	-	(2,772)	-
Interest income on debentures	(901)	(1,196)	-
Decrease (increase) in fair value of investments	56,475	(12,074)	-
Tax effect of non-GAAP adjustments	(5,294)	(6,205)	(11,409)
Non-GAAP Net income	$16,353	$26,847	$21,817

(Loss) earnings per share
GAAP (Loss) diluted earnings per share	$(0.40)	$0.15	$0.04
Acquisition-related inventory adjustment	-	-	0.01
Stock-based compensation	0.03	0.03	0.03
Amortization of acquired intangible assets	0.12	0.11	0.11
Acquisition-, disposal- and integration-related expense	0.01	0.01	0.01
Restructuring and related expense	0.01	0.02	0.02
Gain on sale of business	-	(0.02)	-
Interest income on debentures	(0.01)	(0.01)	-
Decrease (increase) in fair value of investments	0.38	(0.08)	-
Tax effect of non-GAAP adjustments	(0.03)	(0.04)	(0.08)
Non-GAAP Diluted earnings per share	$0.11	$0.17	$0.14

Weighted average shares used to compute (loss) diluted earnings per share
Shares used to compute GAAP (loss) diluted earnings per share	148,184	154,160	151,680
Shares used to compute Non-GAAP diluted earnings per share	154,061	154,160	151,680

Adjusted EBITDA
GAAP Income from operations	$1,992	$12,952	$11,917
Depreciation	4,209	4,249	4,494
Amortization of acquired intangible assets	17,221	17,181	16,349
Stock-based compensation	4,561	4,790	3,969
Acquisition-related inventory adjustment	-	-	2,000
Acquisition-, disposal- and integration-related expense	1,955	1,052	1,366
Restructuring and related expense	1,767	2,830	3,290
Non-GAAP Adjusted EBITDA	$31,705	$43,054	$43,385

11

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2021	2020
GAAP Total gross margin	58.5%	58.2%
Acquisition-related inventory adjustment	0.0%	0.3%
Stock-based compensation	0.2%	0.1%
Non-GAAP Total gross margin	58.7%	58.6%

GAAP Net loss	$(80,877)	$(35,169)
Acquisition-related inventory adjustment	-	2,000
Stock-based compensation	14,411	10,167
Amortization of acquired intangible assets	50,225	45,352
Litigation costs	-	2,101
Acquisition-, disposal- and integration-related expense	4,204	14,607
Restructuring and related expense	10,547	10,726
Gain on sale of business	(2,772)	-
Interest income on debentures	(3,556)	-
Decrease in fair value of investments	68,301	-
Tax effect of non-GAAP adjustments	(12,379)	(15,335)
Non-GAAP Net income	$48,104	$34,449

(Loss) earnings per share
GAAP Loss per share	$(0.55)	$(0.26)
Acquisition-related inventory adjustment	-	0.01
Stock-based compensation	0.09	0.07
Amortization of acquired intangible assets	0.33	0.33
Litigation costs	-	0.01
Acquisition-, disposal- and integration-related expense	0.03	0.10
Restructuring and related expense	0.07	0.08
Gain on sale of business	(0.02)	-
Interest income on debentures	(0.02)	-
Decrease in fair value of investments	0.45	-
Tax effect of non-GAAP adjustments	(0.07)	(0.10)
Non-GAAP Diluted earnings per share	$0.31	$0.24

Weighted average shares used to compute (loss) diluted earnings per share
Shares used to compute GAAP loss per share	147,204	136,837
Shares used to compute Non-GAAP diluted earnings per share	154,573	141,498

Adjusted EBITDA
GAAP Income (loss) from operations	$2,340	$(15,231)
Depreciation	12,684	12,754
Amortization of acquired intangible assets	50,225	45,352
Acquisition-related inventory adjustment	-	2,000
Stock-based compensation	14,411	10,167
Litigation costs	-	2,101
Acquisition-, disposal- and integration-related expense	4,204	14,607
Restructuring and related expense	10,547	10,726
Non-GAAP Adjusted EBITDA	$94,411	$82,476

12

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending
	December 31, 2021
	Range
Revenue ($ millions)	$240	$260

Gross margin
GAAP outlook	57.8%	57.8%
Stock-based compensation	0.2%	0.2%
Non-GAAP outlook	58.0%	58.0%

Earnings per share
GAAP outlook	$0.04	$0.08
Stock-based compensation	0.03	0.03
Amortization of acquired intangible assets	0.11	0.11
Acquisition-, disposal- and integration-related expense	0.01	0.01
Restructuring and related expense	0.01	0.01
Tax effect of non-GAAP adjustments	(0.07)	(0.07)
Non-GAAP outlook	$0.13	$0.17

Weighted average shares used to compute diluted earnings per share (GAAP and Non-GAAP) (in thousands)	154,000	154,000

Adjusted EBITDA ($ millions)
GAAP income from operations	$16.2	$22.2
Depreciation	4.3	4.3
Amortization of acquired intangible assets	16.3	16.3
Stock-based compensation	5.0	5.0
Acquisition-, disposal- and integration-related expense	1.8	1.8
Restructuring and related expense	1.4	1.4
Non-GAAP outlook	$45.0	$51.0

13